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                                                                 Exhibit 10.77
                                                                 12/12/96


                             HelpMate Robotics Inc.
                      1996/1997 Vendor Marketing Program

Rental Program

     A. November-January ($1,250,000) No conditions other than HelpMate agreeing to Part B when conditions are met.

          1. Lessor: Leasing Technologies International, Inc. (LTI)/Neptune Technology Leasing Corp. (NepTech)

          2.  Lessee:  HelpMate Robotics, Inc.

          3. Equipment: HelpMate Robots on rent to hospitals acceptable to Lessor, with assignment of underlying rental agreements and monthly rentals directed to lockbox.

          4. Purchase Price: $82,000 per Robot plus remarketing proceeds as further defined below in #10.

          5. Commitment Amount: Lessor commits to purchase 15 Robots for $1,230,000 within 30 days subject to documentation. Remainder of commitment subject to HelpMate's progress on implementing vendor leasing program and search for new capital.

          6. Additional Collateral: Lessee will pledge one additional Robot for every one purchased. Cash flow on pledged collateral will go to HelpMate unless there is an event of default on lease.

         7. Maintenance, Insurance & Taxes: All maintenance, insurance, taxes and all items of a similar nature will be the responsibility of the Lessee. The lessee will cause physical damage and liability insurance to be carried and maintained with respect to the Equipment in such amounts and in such form as required by the Lessor.

         8.   Documentation:  As requested by Lessor.

         9. Priority Remarketing: In the event a rental unit of Equipment is not renewed or sold to the initial rental customer, Lessee will take back and refurbish the equipment at its sole cost and expense and proceed to remarket the Equipment to a new user under terms reasonably acceptable to Lessor.

        10. Residual Sharing: All user rentals and/or sales proceeds will be remitted to Lessor until purchase price is repaid at 18%/annum compounded monthly. Thereafter, all proceeds from equipment will be shared 25/75 between Lessor and Lessee until Lessee receives full Sales Price per Robot. Thereafter, proceeds shall be split 50/50 between Lessor and Lessee.

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HelpMate Robotics Inc.                                                   Page 2


     B. 1997 Rental Programs: assumes 1) introductions of vendor leasing program 2) commitment letter from third party for additional equity in form and substance satisfactory to Lessor, 3) no material adverse change in HelpMate.

         1.   Commitment Amount: $2,500,000 - $5,000,000 (at LTI/NepTech Option)

         2.   Purchase Price:  10% discount from Sales Price

         3.   Additional Collateral:  None; negative pledge on assets.

         4. Residual Sharing: All user rentals/sales proceeds will be remitted to Lessor until purchase price is repaid at 16% p.a. Thereafter proceeds will be split 40/60 Lessor/Lessee.

     All other terms under A above remain the same.


II. Lease Program: Lessor and Lessee agree to begin immediately to structure a comprehensive Rental/Lease/Sales Marketing Program for 1997 as follows, Commitment amount: up to $10 MM.

     A.  Standard Lease Program

         -  FMV Option at lease termination
         -  Separate maintenance agreement with HelpMate for $500/month
         -  50/50 residual share


     Term:                    36 Months      48 Months      60 Months

     Purchase Price:          $90,000        $90,000        $90,000

     Monthly Rental:          $ 2,925        $ 2,350        $ 2,000

     Rate Factor:             .0325          .0261          .0222


     B.  Metered Lease Program

         -  12 hour minimum usage; $4/hour thereafter
         -  FMV at lease termination
         -  Separate maintenance agreement $500/month
         -  Lessor/Lessee split extra hourly charges and residuals 50/50



     Term:                    36 Months      48 Months      60 Months

     Purchase Price:          $60,000        $60,000        $60,000

     Monthly Rental:          $ 1,800        $ 1,600        $ 1,400

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HelpMate Robotics Inc.                                                   Page 3


     Term:                    36 Months      48 Months      60 Months

     5 extra hours aver.      $    600       $     600      $     600

     6 extra hours aver.      $    720       $     720      $     720

     12 extra hours aver.     $  1,440       $   1,440      $   1,440


     C.  Flexible Rent Lease Program

         -  FMV

         -  Separate maintenance agreement $500/month

         -  50/50 residual share

     Purchase Price: Decided on each transaction as a multiple of monthly rents, not to exceed $90,000.


                              36 Months      48 Months      60 Months

     Multiple of Base            31             38             45

     Monthly Rent